SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  -----------

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        THE MCGRAW-HILL COMPANIES, INC.
                     ------------------------------------
           (Exact name of registrant as specified in its charter)


                    New York                        13-1026995
    ----------------------------------------      ---------------
    (State of Incorporation or Organization)       (IRS Employer
                                                  Identification
                                                       No.)

1221 Avenue of the Americas, New York, New York        10020
-----------------------------------------------   ---------------
   (Address of principal executive offices)         (Zip Code)

    If this form relates to the       If this form relates to
    registration of a class of        the registration of a
    securities pursuant to            class of securities
    Section 12(b) of the              pursuant to Section
    Exchange Act and is               12(g) of the Exchange
    effective pursuant to             Act and is effective
    General Instruction A.(c),        pursuant to General
    please check the following        Instruction A.(d),
    box.  [x]                         please check the
                                      following box.  [  ]

      (If applicable)

Securities Act registration statement file number to which this form relates: ________________
         (If applicable)

       Title of Each Class         Name of Each Exchange on Which
       to be so Registered         Each Class is to be Registered
       -------------------         ------------------------------

 Preferred Share Purchase Rights   New York Stock Exchange, Inc.
                                       Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of Class)

Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

           Reference is hereby made to the Registration Statement on Form 8-A filed by The McGraw-Hill Companies, Inc. (the "COMPANY") with the Securities and Exchange Commission on August 3, 1998, as subsequently amended, relating to the Rights Agreement by and between the Company and The Bank of New York ("BONY"), successor to Mellon Investor Services, LLC, in turn successor to ChaseMellon Shareholder Services, L.L.C., dated as of July 29, 1998 (the "RIGHTS AGREEMENT"). Such Forms 8-A and 8-A/A are hereby incorporated by reference.

           On July 27, 2005, the Board of Directors of the Company adopted a resolution approving an amendment to the Rights Agreement to change the Final Expiration Date (as defined therein) of the Rights (as defined therein) from August 14, 2008 to August 10, 2005. The Company and BONY subsequently executed an amendment to the Rights Agreement, dated as of July 27, 2005 (the "Amendment"), to so accelerate the Final Expiration Date.

           The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 99.5 hereto and is incorporated herein by reference.

Item 2.  EXHIBITS.

           EXHIBIT   DESCRIPTION
           NO.

           4.1 Rights Agreement, dated as of July 29, 1998, between The McGraw-Hill Companies, Inc. and ChaseMellon Shareholder Services, L.L.C. which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Shares as Exhibit B. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on August 3, 1998).

           99.1 Press release, dated as of July 29, 1998, issued by the Company. (Incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A filed on August 3, 1998).

           99.2 Certificate of Adjustment delivered by the Company to ChaseMellon Shareholder Services, L.L.C., as Rights Agent, on March 8, 1999. (Incorporated by reference to Exhibit
                     99.2 to the Company's Registration Statement on Form 8-A filed on March 8, 1999).

           99.3 Amendment to Rights Agreement, dated as of February 1, 2005, by and between The McGraw-Hill Companies, Inc. and The Bank of New York. (Incorporated by reference to
                     Exhibit 99.3 to the Company's Registration Statement on Form 8-A filed on February 3, 2005).

           99.4 Certificate of Adjustment delivered by the Company to The Bank of New York, as Rights Agent, on May 17, 2005. (Incorporated by reference to Exhibit 99.4 to the Company's Registration Statement on Form 8-A filed on May 17, 2005).

           99.5 Amendment to Rights Agreement, dated as of July 27, 2005, by and between The McGraw-Hill Companies, Inc. and The Bank of New York, as Rights Agent.

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


                                   SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized.


                               THE MCGRAW-HILL COMPANIES, INC.
                               ------------------------------
                                          (Registrant)


                               By  /S/ SCOTT L. BENNETT
                                   --------------------
                                   Scott L. Bennett
                                   Senior Vice President and Secretary


Dated:  August 3, 2005


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

                         THE MCGRAW-HILL COMPANIES, INC.

                      Registration Statement on Form 8-A/A

                                  EXHIBIT INDEX

           EXHIBIT   DESCRIPTION
           NO.

           4.1 Rights Agreement, dated as of July 29, 1998, between The McGraw-Hill Companies, Inc. and ChaseMellon Shareholder Services, L.L.C. which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Shares as Exhibit B. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on August 3,1998).

           99.1 Press release, dated as of July 29, 1998, issued by the Company. (Incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A filed on August 3, 1998).

           99.2 Certificate of Adjustment delivered by the Company to ChaseMellon Shareholder Services, L.L.C., as Rights Agent, on March 8, 1999. (Incorporated by reference to Exhibit
                     99.2 to the Company's Registration Statement on Form 8-A filed on March 8, 1999).

           99.3 Amendment to Rights Agreement, dated as of February 1, 2005, by and between The McGraw-Hill Companies, Inc. and The Bank of New York. (Incorporated by reference to
                     Exhibit 99.3 to the Company's Registration Statement on Form 8-A filed on February 3, 2005).

           99.4 Certificate of Adjustment delivered by the Company to The Bank of New York, as Rights Agent, on May 17, 2005. (Incorporated by reference to Exhibit 99.4 to the Company's Registration Statement on Form 8-A filed on May 17, 2005).

           99.5 Amendment to Rights Agreement, dated as of July 27, 2005, by and between The McGraw-Hill Companies, Inc. and The Bank of New York, as Rights Agent.


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